Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333- 233703 and 333-255850) and on Form S-8 (Nos. 333-226267, 333-235581, 333-231539, 333-238179 and 333-256023) of Tilray, Inc. of our report dated July 28, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Toronto, Canada

July 28, 2021